TIDAL TRUST II 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 292 and No. 293 to the Registration Statement on Form N-1A of Tidal Trust I and to the use of our report dated October 30, 2025 on the financial statements and financial highlights of ATAC Credit Rotation ETF, a series of Tidal Trust I. Such financial statements and financial highlights appear in the 2025 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 22, 2025